SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 10, 2003

(Date of earliest event reported)

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.	Other Events

On October 10, 2003, Oklahoma Natural Gas Company (“ONG”), a division of Tulsa-based ONEOK, Inc. (the “Company), asked the Oklahoma Corporation Commission (the “Commission”) to allow it to recover costs that ONG has incurred since 2000 when it assumed responsibility for its customers’ service lines and enhanced its efforts to protect pipelines from corrosion. ONG also seeks to recover costs related to investment in gas in storage and rising levels of customer cost.

The application seeks a total of $24 million in additional revenue.

In the application ONG also asks the Commission to take action that allows the company to defer future costs for homeland-security related expenditures as “regulatory assets” for accounting treatment, meaning that there is a reasonable expectation that those expenses will be recovered in the future. In addition, the company seeks approval of a new policy that simplifies the formula for determining the cost of extending its pipelines in order to serve new customers.

The Commission will establish a procedural schedule to consider ONG’s application, which will conclude, following hearings, with an order of the Commission based on its findings regarding the application.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	ProForma Financial Information

Not applicable.

(c)	Exhibits

99.1     Press release issued by ONEOK, Inc. dated October 10, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date: October 14, 2003	By:	/s/ Jim Kneale
Jim Kneale Senior Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)

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